UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2019

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10785 W Twain Ave.

Suite 210

Las Vegas, Nevada 89135

(Address of principal executive offices, Zip Code)

(530) 539-4329

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2019 12 ReTech Corp., a Nevada corporation (the “Company” or “Corporation”) completed their acquisition of 51% of Bluwire Group, LLC, a Florida limited liability company (“Bluwire”) in accordance with the terms and conditions of an Exchange of Equity Agreement (the “Exchange Agreement”) as referred to herein and incorporated by reference. There were financing conditions needing to be met to make the transaction viable which were met on October 11, 2019. The Company raised $650,000 for Bluwire in short term working capital financing with interest rates between 10% and 25% and terms less than 12 months. This debt financing is not convertible into Company stock.

On September 25, 2019, 12 ReTech Corp., a Nevada corporation (the “Corporation”) entered into an Exchange of Equity Agreement (the “Exchange Agreement”) by, between and among 12 ReTech Corporation, Bluwire Group, LLC, a Florida limited liability company (“Bluwire”) and the members of Bluwire (the “Members”). Pursuant to the terms of the Exchange Agreement, at closing the Corporation will acquire 51% of the membership interests of Bluwire in exchange for 500,000 of the Corporation’s Series A Preferred Stock. An additional 19% of the membership interests of Bluwire will be held in escrow to be used to entice future investors in the Company. After a period of 12 months has elapsed, if the 19% has not been utilized, it will be split between the Company and Members (9.5% of membership interests to each party).

The conversion of the Series A Preferred Stock is subject to a leak-out provision whereby the Member has the right but not the obligation to convert a maximum of twenty-five percent (25%) or no greater than 125,000 shares of Series A Preferred Stock after the 6-month anniversary of closing and thereafter an additional quantity of no greater than 125,000 shares of Series A Preferred Stock every six months until all shares of Series A Preferred Stock that are owned by Members have been converted. All Conversions, if any are at the conversion ratio of 1 Series A Preferred Share for 20 common shares of the Company.

The conversion of Series A Preferred Stock is available after the 6-month anniversary of closing.

In no event shall any Member, together with their affiliates, own or have a right to receive more than 9.99% of the issued and outstanding shares of the Corporation’s common stock at any given time.

The powers, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in the Corporation’s Articles of Incorporation (as amended) and published in the Company’s SEC filings.

Bluwire will continue its operations uninterrupted following the closing and will retain key employees and management. The Exchange Agreement includes customary representations, warranties and covenants of the parties. The closing of the Exchange Agreement is subject to certain closing conditions, including that the Members have not materially misrepresented any of the representations contained in the Exchange Agreement and its exhibits. The Exchange Agreement may also be terminated by mutual consent of the parties.

For further information, please refer to the Exchange of Equity Agreement which is referenced and incorporated herein.

Item 8.01 Other Events

Closing of the Acquisition Transaction Described herein.

On October 1, 2019 The Corporation closed their acquisition of 51% of Bluwire Group, LLC, in accordance with the terms and conditions of the Exchange Agreement as referenced and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Exchange of Equity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2019	12 RETECH CORPORATION

/s/ Angelo Ponzetta
	By:	Angelo Ponzetta
	Its:	Chief Executive Officer